EXHIBIT 10.4

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made and entered into this 12th day of February, 2008, by and between Pro-Pharmaceuticals, Inc., a Nevada corporation (“Pharma”), 10X Fund, L.P., a Delaware limited partnership (“Fund”) and Investment Law Group of Gillett, Mottern & Walker, LLP (“Escrow Agent”).

WITNESSETH:

WHEREAS, on February 12, 2009, Pharma and the Fund entered into a Securities Purchase Agreement (the “Purchase Agreement”), which provided for the issuance of shares of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (collectively, the “Preferred Stock”);

WHEREAS, the Preferred Stock is governed by a Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock of Pharma, as filed with the Secretary of State of Nevada (the “Certificate of Designation”);

WHEREAS, Section 7(a) of the Certificate of Designation provides that the Fund has the right to demand redemption of the Preferred Stock under certain circumstances, and Section 7(d) of the Certificate of Designation provides that Pharma’s obligation to redeem Preferred Stock will convert to a promissory note secured by the assets of Pharma in the event Pharma does not satisfy a redemption obligation on its due date;

WHEREAS, Pharma and the Fund have executed a promissory note and security agreement (the “Note Documents”) pursuant to Section 7(d) of the Certificate of Designation, and have agreed that the Note Documents will be held in escrow and released pursuant to this Agreement, and the Escrow Agent has agreed to serve as Escrow Agent in accordance with the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Escrow Agent hereby acknowledges receipt of the Note Documents executed by Pharma.

2. The Note Documents are to be held by the Escrow Agent in escrow and disposed of pursuant to and strictly in accordance with the terms and conditions of this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.

3. The parties agree that the Escrow Agent shall dispose of the Note Documents as follows:

a) To the Fund, in the event an officer of the Fund certifies to the Escrow Agent that the Fund has exercised its right to require redemption of part or all of its Preferred Stock pursuant to Section 7(a) of the Certificate of Designation, and Pharma has failed to pay the Redemption Price (as defined in the Certificate of Designation) by the Redemption Date (as defined in the Certificate of Designation).

b) To Pharma, in the event an officer of Pharma certifies to the Escrow Agent that there are no further shares of Preferred Stock outstanding because they have been redeemed for cash and/or converted into shares of common stock of Pharma pursuant to their terms.

c) Pursuant to joint written instructions signed by Pharma and the Fund.

4. The Escrow Agent shall not make any disbursements of Note Documents except as expressly provided herein.

5. In the event the Escrow Agent is uncertain as to its duties or responsibilities hereunder or either party shall challenge the validity, legality or authenticity of any notice sent by the other party to the Escrow Agent, the Escrow Agent may interplead the Note Documents in the state court of Fulton County, State of Georgia, and Pharma and the Fund consent to jurisdiction and venue in such court for purposes of an interpleader action. The losing party in such proceeding shall indemnify and hold harmless the Escrow Agent from all costs and expenses, including reasonable attorney’s fees associated with the proceeding. Escrow Agent may act in reliance upon any writing or instrument or signature which it in good faith believes to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited in this escrow nor as to the identity, authority or right of any persons executing the same, and its duties hereunder shall be limited to the safekeeping of the Note Documents and for the disposition of same in accordance with this Agreement. Escrow Agent hereby executes this Agreement for the sole and exclusive purpose of evidencing its Agreement of the provisions hereof.

6. Pharma and the Fund agree to indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorney’s fees and the cost of defending any action, suit or proceeding or resisting any claim.

7. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it and hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error in judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

8. The parties agree that Pharma shall be responsible for the fees and expenses of the Escrow Agent for serving as Escrow Agent hereunder, which shall be billed at the Escrow Agent’s normal hourly rate.

9. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, modification, supplement or waiver is sought and making specific reference to this Agreement.

10. All notices required or permitted hereunder, and under any instrument delivered pursuant hereto, shall be given in writing, and shall be deemed to have been given and received upon the earlier to occur of: (a) the actual receipt of any such notice by the intended recipient; and (b) the third business day following deposit of any such notice enclosed in a wrapper with postage prepaid, properly addressed to the intended recipient at its address set forth below, as a certified item, return receipt requested, in an official depository of and under the care and custody of the United States Postal Service. The parties’ address for notice shall be as set forth in the first paragraph of this Agreement. Any party hereto may change its address for notice set forth herein by giving the other parties at least 10 days advance written notice of such change of address. All notices to the Escrow Agent shall be sent to:

Investment Law Group of

Gillett, Mottern & Walker, LLP

1230 Peachtree Street, N.E.

Suite 2445

Atlanta, Georgia 30309

Phone: 404-607-6933

Fax: 404-607-6942

Email: bmottern@investmentlawgroup.com

12. Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it, except for gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice or demand unless evidenced by a writing delivered to Escrow Agent signed by the proper party or parties.

13. This Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of such parties, and their respective heirs, successors in interest and legal representatives.

14. This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Georgia.

This Agreement may be executed in counterpart.

PHARMA:		FUND:

Pro-Pharmaceuticals, Inc., a Nevada corporation		10X FUND, LP, a Delaware limited partnership

10X Capital Management, LLC, General Partner

	/s/ Anthony Squeglia		/s/ James C. Czirr

By:	Anthony Squeglia	By:	James C. Czirr
		Title:	Managing Partners

Address:	7 Wells Avenue Newton, MA 02453	Address:	1099 Forest Lake Terrace Niceville, FL 32578
Phone:	(617) 559-0033	Phone:	(850) 502-7659
Fax:	(617) 928-3450	Fax:	(850) 678-8722
Email:	squeglia@pro-pharmaceuticals.com	Email:	jimczirr52@gmail.com

ESCROW AGENT:

INVESTMENT LAW GROUP OF GILLETT, MOTTERN & WALKER, LLP

/s/ Robert J. Mottern

By:	Robert J. Mottern, Vice President

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